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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Private Business, Inc. 2004 Equity Incentive Plan of our report dated March 4, 2004, with respect to the consolidated financial statements and schedule of Private Business, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Nashville, Tennessee
June 4, 2004